CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment 2 to the Registration Statement on Form S-3 (No. 333-232973) of RiverSource Life Insurance Company of our report dated February 26, 2019 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 27, 2019